Exhibit 99.1

FOR IMMEDIATE RELEASE

UNITED FINANCIAL BANCORP, INC. TO ACQUIRE

NEW ENGLAND BANCSHARES, INC.

WEST SPRINGFIELD, MASSACHUSETTS and ENFIELD, CONNECTICUT, May 31, 2012 — United Financial Bancorp, Inc. (Nasdaq: UBNK), the holding company for United Bank, and New England Bancshares, Inc. (Nasdaq: NEBS), the holding company for New England Bank, today announced the execution of a definitive merger agreement pursuant to which United Financial Bancorp will acquire New England Bancshares in a transaction currently valued at approximately $91.0 million, based on United Financial Bancorp’s 20 day volume weighted average stock price of $15.89 per share as of May 30, 2012 and excluding shares used to terminate New England Bank’s employee stock ownership plan. United Financial Bancorp’s acquisition of New England Bancshares will add approximately $726.5 million in total assets, $557.9 million in gross loans and $581.6 million in total deposits before acquisition accounting adjustments. The transaction will expand United Financial Bancorp’s presence into Hartford, Tolland, New Haven and Litchfield Counties in Connecticut, where New England Bank operates fifteen full-service banking offices and two administrative offices.

Under the terms of the definitive merger agreement, at the effective time of the merger, each share of New England Bancshares common stock will be converted into the right to receive 0.9575 of a share of United Financial Bancorp common stock. The consideration received by New England Bancshares stockholders is intended to qualify as a tax-free transaction. United Financial Bancorp expects the transaction to be immediately accretive to its earnings per share, excluding one-time transaction expenses. The transaction represents 163% of New England Bancshares’ tangible book value and a core deposit premium of 7.4% at March 31, 2012.

Richard B. Collins, Chairman of the Board, President and Chief Executive Officer of United Financial Bancorp, stated “We are very pleased to announce our plans to partner with New England Bancshares. This combination presents a tremendous opportunity to expand our presence in Connecticut, where United Bank does not currently maintain any branches. Connecticut is an attractive and growing banking market and one we have had our eye on for some time. Like us, New England Bancshares has deep roots in the communities it serves, and we look forward to introducing our brand of banking to this region. We believe the strategic value of this transaction will enhance our franchise and add value to our stockholders’ investment. We are excited about the future of our combined company.”

“We feel that this merger is an excellent opportunity for our customers and the communities we serve,” said David J. O’Connor, President and Chief Executive Officer of New England Bancshares. “Partnering with United Bank will allow us to continue providing our customers with a high level of personalized service and local decision-making while preserving our community bank atmosphere.”

The transaction, which has been approved by the board of directors of both New England Bancshares and United Financial Bancorp, is expected to close in the fourth quarter of 2012. The transaction is subject to certain conditions, including the approval by United Financial Bancorp’s and New England Bancshares’ stockholders and customary regulatory approvals.

Stifel Nicolaus Weisel acted as financial advisor to United Financial Bancorp and Kilpatrick Townsend & Stockton LLP acted as United Financial Bancorp’s legal counsel. FinPro Capital Advisors, Inc. acted as financial advisor to New England Bancshares and Luse Gorman Pomerenk & Schick, P.C. acted as its legal counsel.

Conference Call

United Financial Bancorp will conduct a conference call at 9:30 a.m. Eastern Time on Thursday, May 31, 2012 to discuss its agreement to acquire New England Bancshares. An investor presentation related to this merger will be filed with the Securities and Exchange Commission prior to the call and will be available at www.sec.gov and United Financial Bancorp’s website at www.bankatunited.com. To access the conference call, please dial (877) 317-6789.

A telephone replay of the call will be available through July 2, 2012 by calling (877) 344-7529 and entering conference number: 10014841.

About United Financial Bancorp, Inc. and New England Bancshares, Inc.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA, 01090. United Financial Bancorp’s common stock is traded on the NASDAQ Global Select Market under the symbol “UBNK.” United Bank provides an array of financial products and services through its 16 branch offices and two express drive-up branches in the Springfield region of Western Massachusetts and six branches in the Worcester region of Central Massachusetts. The Bank also operates a loan production office located in Beverly, Massachusetts and has announced the opening of a loan production office to be located in Northern Connecticut. Through its Wealth Management Group, United Bank offers access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products. For more information regarding United Bank’s products and services and for United Financial Bancorp, Inc. investor relations information please visit www.bankatunited.com or on Facebook at www.facebook.com/bankatunited.

New England Bancshares, Inc. is headquartered in Enfield, Connecticut, and operates New England Bank with fifteen banking centers servicing the communities of Bristol, Cheshire, East Windsor, Ellington, Enfield, Manchester, Plymouth, Southington, Suffield, Wallingford and Windsor Locks. For more information regarding New England Bank’s products and services, please visit www.nebankct.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements may include: management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory, stockholder or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Neither United Financial Bancorp nor New England Bancshares assume any duty and do not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that United Financial Bancorp or New England Bancshares anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, United Financial Bancorp’s and New England Bancshares’ respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, stockholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; and those factors and risks referenced from time to time in United Financial Bancorp’s and New England Bancshares’ filings with the Securities and Exchange Commission. For any forward-looking statements made in this press release or in any documents, United Financial Bancorp and New England Bancshares claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger transaction, United Financial Bancorp will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of New England Bancshares, and a Proxy Statement and Prospectus of United Financial Bancorp, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the Securities and Exchange Commission (the “SEC”), as well as any amendments or supplements to those documents, because they will contain important information.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about United Financial Bancorp and New England Bancshares, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from United Financial Bancorp at www.bankatunited.com under the tab “Investor Relations” or from New England Bancshares by accessing New England Bancshares’ website at www.nebankct.com under the tab “Shareholder Info.”

United Financial Bancorp and New England Bancshares and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of New England Bancshares in connection with the proposed merger. Information about the directors and executive officers of United Financial Bancorp is set forth in the proxy statement for United Financial Bancorp’s 2012 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 14, 2012. Information about the directors and executive officers of New England Bancshares is set forth in the proxy statement for New England Bancshares’ 2011 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on July 1, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Contact Information

For United Financial Bancorp:

Richard B. Collins

President and Chief Executive Officer

(413) 787-1700

For New England Bancshares:

David J. O’Connor

President and Chief Executive Officer

(860) 253-5200